EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Mark A. Klionsky,
Senior Vice President
CoStar Group, Inc.
(301) 280-3898
mklionsky@costar.com

CoStar Group, Inc. Announces First Quarter 2003 Results

U.K. Operations and Core Business Contribute to 18.3% Revenue Growth
Over First Quarter of 2002

BETHESDA, MD April 23, 2003 – The addition of a strong U.K. operation and continued organic growth of the core business contributed to revenue growth of 18.3% for the first quarter of 2003 over the first quarter of 2002, CoStar Group, Inc. (Nasdaq: CSGP) announced today.

CoStar Group, the leading provider of information services to the commercial real estate industry in the United States, entered the U.K. market in January 2003 with the acquisition of London-based Property Intelligence plc, a leading provider of commercial real estate information in the United Kingdom.

Year 2002-2003 Quarterly Results
($’s in millions, except per share data)

	2002				2003

	Q1	Q2	Q3	Q4	Q1

Revenues	$19.1	$19.5	$20.1	$20.7	$22.6
EBITDA	1.3	1.4	1.6	2.0	2.4
Pro forma net income	0.2	0.3	0.4	0.8	1.0
Pro forma net income per share	0.01	0.02	0.03	0.05	0.06
Net income (loss)	(1.6)	(1.3)	(1.1)	(0.8)	(0.8)
Net income (loss) per share	(0.10)	(0.08)	(0.07)	(0.05)	(0.05)
Weighted average common shares	15.7	15.7	15.8	15.8	15.8

Revenues for the first quarter of 2003 were $22.6 million, compared to $19.1 million in the first quarter of 2002. In addition, revenues increased sequentially by 9% for the first quarter of 2003 over the fourth quarter of 2002. The U.K. operation contributed approximately 7% of the revenue for the first quarter of

2003, with income from operations equal to approximately 10% of U.K. revenue, before corporate charges.

“We believe several factors contributed to the steady progress we have achieved,” said CoStar President & CEO Andrew C. Florance. “We continue to post sequential increases in revenue and earnings as a result of steady organic growth in our U.S. operations, while our new U.K. operation provides additional opportunities for growth. We believe the commercial real estate industry will soon begin to stabilize, which may also help us to achieve higher growth rates later in the year.”

For the quarter ended March 31, 2003, pro forma net income, which excludes purchase amortization, improved to $972,000 versus pro forma net income of $225,000 for the same quarter in 2002. On a per share basis, pro forma net income improved to $0.06 per share for the first quarter of 2003 versus pro forma net income of $0.01 per share for the first quarter of 2002. EBITDA (earnings before interest, taxes, depreciation and amortization) increased to $2.4 million for the first quarter of 2003 compared to EBITDA of $1.3 million in the first quarter of 2002. The Company’s GAAP-basis net loss for the first quarter of 2003 narrowed to ($843,000) or $(0.05) per share, compared to a net loss of $(1.6) million or $(0.10) per share for the first quarter of 2002.

As of March 31, 2003, the Company had $26.3 million in cash, cash equivalents, and short-term investments, and no long-term debt.

“For the second quarter of 2003, we expect overall sequential quarterly revenue growth of approximately 2% over the first quarter of 2003, and pro forma net income of approximately $0.08 per share” said Frank Carchedi, CoStar’s Chief Financial Officer. “In addition, we continue to expect to reach our stated goal of approximately $0.40 of pro forma net income per share for 2003. Adjusting these pro forma amounts for purchase amortization, which we anticipate to be consistent with the charges for the first quarter of 2003, we expect a GAAP-basis net loss of approximately $(0.03) per share for the second quarter of 2003 and a GAAP-basis total net loss of approximately $(0.05) per share for the year 2003. We continue to expect to reach GAAP-basis net income during 2003.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months
	Ended March 31,
	2003	2002

	(unaudited)

Revenues	$22,553	$19,061

Cost of revenues	7,603	7,096

Gross margin	14,950	11,965

Operating expenses:
Selling and marketing	6,569	5,669
Software development	1,700	1,397
General and administrative	6,489	5,867
Purchase amortization	1,112	893

	15,870	13,826

Loss from operations	(920)	(1,861)

Other income, net	77	239

Net loss before income taxes	(843)	(1,622)

Income tax benefit	0	0

Net loss	$(843)	$(1,622)

Net loss per share	$(0.05)	$(0.10)

Pro forma net income	$972	$225

Pro forma net income per share	$0.06	$0.01

Weighted average common shares	15,814	15,720

Reconciliation of Non-GAAP Financial Measures with Net Loss

Net loss	$(843)	$(1,622)
Purchase amortization in cost of revenues	703	954
Purchase amortization in operating expenses	1,112	893

Pro forma net income	$972	$225

Pro forma net income	$972	$225
Depreciation and other amortization	1,456	1,351
Interest income, net	(78)	(239)

EBITDA	$2,350	$1,337

Costar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2003	2002

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,910	$25,546
Cash held for acquisition	0	16,386
Short-term investments	1,405	1,598
Accounts receivable, net	7,123	6,786
Prepaid and other current assets	1,723	1,567

Total current assets	35,161	51,883

Property and equipment, net	10,689	11,048
Intangible and other assets, net	72,755	55,704
Deposits	280	272

Total assets	$118,885	$118,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,050	$10,124
Deferred revenue	6,505	4,766

Total current liabilities	15,555	14,890

Stockholders’ equity	103,330	104,017

Total liabilities and stockholders’ equity	$118,885	$118,907

Reconciliation of Non-GAAP Financial Measures for Year 2002-2003 Quarterly Results
($’s in millions)

	2002				2003

	Q1	Q2	Q3	Q4	Q1

Net Loss	$(1.6)	$(1.3)	$(1.1)	$(0.8)	$(0.8)
Purchase amortization	1.8	1.6	1.5	1.6	1.8

Pro forma net income	0.2	0.3	0.4	0.8	1.0
Depreciation and other amortization	1.3	1.3	1.3	1.3	1.5
Interest income, net	(0.2)	(0.2)	(0.1)	(0.1)	(0.1)

EBITDA	$1.3	$1.4	$1.6	$2.0	$2.4

Management will conduct a conference call to discuss earnings results for the quarter ended March 31, 2003 and financial outlook for 2003, at 11:00 am ET, Thursday, April 24, 2003. This conference call will be broadcast live over the Internet at www.costar.com/corporate/investor. If you would like to join by telephone, please call (800) 329-4405 within the United States or (706) 634-0964 outside the United States. A telephonic replay of the conference call will be available two hours after the live call concludes through midnight on May 1, 2003. The replay telephone number is (800) 642-1687 within the United States or (706) 645-9291 outside the United States. Refer to Conference ID 9586040. The replay will also be available over the Internet at www.costar.com/corporate/investor for a period of time following the call.

About CoStar Group, Inc.

CoStar Group, Inc., (NASDAQ: CSGP) is the leading provider of information services to commercial real estate professionals in the United States and the United Kingdom. CoStar’s suite of products offers customers access via the Internet to the most comprehensive, verified database of commercial real estate information on 50 U.S. markets, London and the United Kingdom. Based in Bethesda, MD, the company has approximately 850 employees in 34 offices throughout the United States and the United Kingdom, including the largest professional research organization in the industry.

This news release includes “forward-looking statements,” which involve many risks and uncertainties that could cause actual results to differ materially from these statements. More information about potential factors that could cause actual results to differ materially include, but are not limited to, those stated in CoStar’s filings from time to time with the Securities and Exchange Commission, including CoStar’s Form 10-K for the year ended December 31, 2002 under the heading “Risk Factors”. In addition to these statements, there can be no assurance that CoStar’s revenues will grow at the rates specified herein, that CoStar’s pro forma net income for the second quarter of 2003 or for the year ended December 31, 2003 will be as stated in this press release, that CoStar’s GAAP-basis net loss for the second quarter of 2003 or for the year ended December 31, 2003 will be as stated in this press release, that CoStar’s estimated purchase amortization will be as stated in this press release, that CoStar’s sequential quarterly growth rate or earnings will continue to improve, or that CoStar will reach GAAP-basis net income during 2003. All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update such statements.